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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in this Form S-8 of our report dated February 12, 2003, relating to the financial statements of H.S. Trask & Co., which appears in the Annual Report on Form 8-K/A of Phoenix Footwear Group, Inc., filed with the SEC on September 19, 2003 and to the reference to our firm under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ ANDERSON ZURMUEHLEN & CO., P.C.
Helena, Montana
July 8, 2004